Exhibit 4.12
PROFIT STAR LIMITED
CONFIDENTIAL INFORMATION AGREEMENT
     THIS CONFIDENTIAL INFORMATION AGREEMENT (this “Agreement”) is entered into as of August 1st, 2007 (the “Effective Date”), by and among PROFIT STAR LIMITED, an exempted company duly incorporated and validly existing under the Laws of the Cayman Islands (the “Company”), Zhu Qinyi (), Song Tao (), Ou Li (), Tang Yan (), Xia Zhiyi (), Jin Zi (), Qu Guoping (), Wu Wenjie (), Wang Zhe (), Yan Qing (), Zeng Rui (), and Shao Wanyan (), each a citizen of PRC (collectively the “Shareholders” and each, a “Shareholder”), Each of the Company and the Shareholders shall be referred to individually as a “Party” and collectively as the “Parties”
RECITAL
A.	The Shareholders collectively own one hundred percent (100%) of the issued and outstanding shares of Xplane Limited. Xplane Limited owns beneficially and of record one hundred percent (100%) of the issued and outstanding shares of the Company.

B.	A Series A Preferred Share and Warrant Purchase Agreement (the “Share Purchase Agreement”) was entered into on July 16, 2007 by and among the Company, the Shareholders and certain other parties thereto.

C.	It is a condition precedent of Closing under the Share Purchase Agreement that the Company and the Shareholders enter into this Agreement.
WITNESSETH
     NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, the Parties agree as follows:
     1. Definitions.
     Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Share Purchase Agreement.
     2. Confidential Information.
          A. Company Information. Each of the undersigned Shareholders agrees that such Shareholder will not (i) use or exploit any Confidential Information (as defined herein) for his or her own use or for any purpose other than that approved by the Company, or (ii) disclose, publish or otherwise disseminate any Confidential Information to any person, firm, company, association or other entity for any reason or purpose whatsoever. Notwithstanding the foregoing, each undersigned Shareholder will not have confidentiality obligations hereunder to the extent that the Confidential Information (i) is now in the public domain, or hereafter enters the public domain other than through a breach of the provisions hereof or of a confidential relationship with the Company or any member
Confidential Information Agreement

of the Company Group, or (ii) is legally required to be disclosed by any judicial or administrative body having authority to compel such disclosure. Each undersigned Shareholder will use its best efforts to notify the Company or any member of the Company Group (as the case may be) in writing prior to disclosing any documents pursuant to court order so that the Company and/or the member of the Company Group may have sufficient time to contest such court order. Each of the undersigned Shareholders understands that “Confidential Information” means the terms of the Transaction Documents and any and all information that has been created, discovered, or developed by, or otherwise become known to the Company and/or any member of the Company Group (including, without limitation, information created, discovered, developed or made known to the Company and/or member of the Company Group by a Shareholder arising out of any services he or she performs for the Company and/or any member of the Company Group) or in which property rights have been or may be assigned or otherwise conveyed to the Company or any member of the Company Group, which information has commercial value to the Company or any member of the Company Group and is treated by the Company or any member of the Company Group as confidential, is confidential and proprietary information belonging solely to the Company or the relevant member of the Company Group. Confidential Information shall include, but shall not be limited to, all product designs and other information concerning the Company or a member of the Company Group, their business or the business of any of their customers, their business plans and projects, computer programs, know-how, improvements, marketing plans, pricing, strategies, forecasts, budgets, projections, developments, manufacturing information, technical and engineering information, information regarding procurement, sale activities, credit and financial data, customer lists, trade secrets, patents, copyrights and all other inventions, ideas, original works or authorships and discoveries whether patentable, copyrightable or not, which are created, learned or accessible to such Shareholder in connection with its relationship with the Company or any member of the Company Group.
          B. Former Employer Information. Each of the undersigned Shareholders agrees not to improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and to not bring onto the premises of the Company or any member of the Company Group any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.
          C. Third Party Information. Each of the undersigned Shareholders recognizes that the Company or any member of the Company Group has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company or any member of the Company Group’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Each of the undersigned Shareholders agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company or any member of the Company Group consistent with the agreement between the Company or any member of the Company Group and such third party.
     3. Term. Each of the undersigned Shareholders agrees that both during the term of his or her employment with the Company Group and after the employment or any (directly or indirectly) shareholding relationship with the Company or any member of the Company Group is terminated,
Confidential Information Agreement

such Shareholder shall have the obligation of keeping the above-mentioned Confidential Information confidential for at least two (2) years thereafter.
     4. Returning Company Documents. Each of the undersigned Shareholders agrees that, at the time of terminating his or her employment or any (directly or indirectly) shareholding relationship with the Company or any member of the Company Group, such Shareholder will deliver to the Company (and will not keep in such Shareholder’s possession, recreate or deliver to anyone else) or any member of the Company Group (as the case maybe) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by such Shareholder pursuant to his or her employment or any (directly or indirectly) shareholding relationship with the Company (or any member of the Company Group) or otherwise belonging to the Company (or any member of the Company Group), its successors or assigns. In the event of the termination of a Shareholder’s employment or any (directly or indirectly) shareholding relationship with the Company Group, such Shareholder agrees to sign and deliver the “Termination Certification” attached hereto as Exhibit A.
     5. Commitment. Each of the undersigned Shareholders agrees that, other than is necessary to fulfill his or her responsibilities to the Company and/or or any member of the Company Group, such Shareholder will not remove or have removed from the premises of the Company’s or any the member of the Company Group any notebooks, reports, letters, manuals, listings, data, data bases, drawings, blueprints, notes, sketches, materials, references, memoranda, documentation, or other materials, directly or indirectly relating to any Confidential Information, including all copies of such material, whether in hard copy, electronic media or in any other form belonging to the Company or any member of the Company Group, or their customers, without first obtaining the written consent of the Company or the member of the Company Group, as the case may be.
     6. Notification of New Employer. In the event that any Shareholder ends his or her employment with the Company or any member of the Company Group (as the case maybe), such Shareholder hereby grant consent to notification by the Company to his or her new employer about his or her rights and obligations under this Agreement.
     7. Conflict of Interest Guidelines. Each of the undersigned Shareholders agrees to diligently adhere to the Conflict of Interest Guidelines attached as Exhibit B hereto.
     8. Representations. Each of the undersigned Shareholders agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. Each of the undersigned Shareholders represents that his or her performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by such Shareholder in confidence or in trust prior to his or her employment or (direct or indirect) shareholding relationship with the Company or any member of the Company Group. Each of the undersigned Shareholders hereby represents and warrants that such Shareholder has not entered into, and will not enter into, any oral or written agreement in conflict herewith.
     9. Miscellaneous.
Confidential Information Agreement

          A. This Agreement shall be governed by and construed in accordance with the laws of the Hong Kong as to matters within the scope thereof and without regard to its principles of conflicts of laws. Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the parties to such dispute, controversy or claim. Such consultation shall begin within seven (7) days after one Party hereto has delivered to the other Parties involved a written request for such consultation. If within thirty (30) days following the commencement of such consultation the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any Party with notice to the other Parties.
          B. The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”). There shall be three (3) arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice law in Hong Kong. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC.
               The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the HKIAC in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this paragraph, including the provisions concerning the appointment of arbitrators, the provisions of this paragraph shall prevail.
               The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of Hong Kong shall not apply any other substantive law.
               Each Party hereto shall cooperate with any Party to the dispute in making full disclosure of and providing complete access to all information and documents requested by such Party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on the Party receiving the request.
               The award of the arbitration tribunal shall be final and binding upon the disputing parties, and any Party to the dispute may apply to a court of competent jurisdiction for enforcement of such award.
          C. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and emailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of the agreements contained herein.
[Signature Pages to follow]
Confidential Information Agreement

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

COMPANY:	PROFIT STAR LIMITED
	By:	/s/ Song Tao
		Name:	Song Tao
		Title:	Director
		Address:	No. 398, Wensan Road, Xihu District, Hangzhou, Zhejiang Province, China

SHAREHOLDER:	ZHU QINYI ()
	By:	/s/ ZHU QINYI

SHAREHOLDER:	SONG TAO ()
	By:	/s/ SONG TAO

SHAREHOLDER:	OU LI ()
	By:	/s/ OU LI

SHAREHOLDER:	TANG YAN ()
	By:	/s/ TANG YAN

SHAREHOLDER:	XIA ZHIYI ()
	By:	/s/ XIA ZHIYI

Confidential Information Agreement

SHAREHOLDER:	JIN ZI ()
	By:	/s/ JIN ZI

SHAREHOLDER:	QU GUOPING ()
	By:	/s/ QU GUOPING

SHAREHOLDER:	WU WENJIE ()
	By:	/s/ WU WENJIE

SHAREHOLDER:	WANG ZHE ()
	By:	/s/ WANG ZHE

SHAREHOLDER:	YAN QING ()
	By:	/s/ YAN QING

SHAREHOLDER:	ZENG RUI ()
	By:	/s/ ZENG RUI

SHAREHOLDER:	SHAO WANYAN ()
	By:	/s/ SHAO WANYAN

Confidential Information Agreement

Exhibit A
PROFIT STAR LIMITED
TERMINATION CERTIFICATION
          This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, computer source code, other documents or property, or reproductions of any aforementioned items belonging to PROFIT STAR LIMITED, its subsidiaries, affiliates, successors or assigns (together, the “Company”).
          I further certify that I have complied with all the terms of my employment / shareholding relationship with the Company, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.
          I further agree that, in compliance with my employment / shareholding relationship with the Company, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

Date:

Name: [ ]
Confidential Information Agreement

Exhibit B
PROFIT STAR LIMITED
CONFLICT OF INTEREST GUIDELINES
          It is the policy of PROFIT STAR LIMITED to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations which must be avoided (applicable to all members of the Company Group). Any exceptions must be reported to the Chief Executive Officer and written approval for continuation must be obtained.
          1. Revealing Confidential Information to outsiders or misusing Confidential Information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended or occurs.
          2. Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.
          3. Participating in civic or professional organizations that might involve divulging Confidential Information of the Company.
          4. Initiating or approving personnel actions affecting reward or punishment of employees or applicants, where there is a family relationship or is or appears to be a personal or social involvement.
          5. Initiating or approving any form of personal or social harassment of employees.
          6. Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.
          7. Borrowing from or lending to employees, customers or suppliers.
          8. Acquiring real estate of interest to the Company.
Confidential Information Agreement

          9. Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.
          10. Unlawfully discussing prices, costs, customers, sales strategies, or markets with competing companies or their employees.
          11. Making any unlawful agreement with distributors with respect to prices.
          12. Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.
          13. Engaging in any conduct which is not in the best interest of the Company.
          Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.
Confidential Information Agreement